Exhibit 3.21

ARTICLES OF INCORPORATION

OF

HONETREAT COMPANY

ARTICLE I

The name of this corporation is HONETREAT COMPANY.

ARTICLE II

The specific business in which the corporation is primarily to engage is the business of heating and honing of seam tubes.

ARTICLE III

The general purposes for which this corporation is formed are:

(a) To engage in any one or more other businesses or transactions which the board of directors of this corporation may from time to time authorize or approve, whether related or unrelated to the business described in ARTICLE II above or to any other business then or theretofore done by this corporation;

(b) To exercise any and all rights, and powers which a corporation may now or hereafter exercise;

(c) To act as principal, agent, joint venturer, partner or in any other capacity which may be authorized or approved by the board of directors of this corporation; and

(d) To transact business in the State of California or in any other jurisdiction of the United States of America or elsewhere in the world.

The foregoing statement of purposes shall be construed as a statement of both purposes and powers, and the purposes and powers in each clause shall, except where otherwise expressed, be in nowise limited or restricted by reference to or inference from the terms or provisions of any other clause, but shall be regarded as independent purposes and powers.

ARTICLE IV

The county in the State of California where the principal office for the transaction of the business of this corporation is to be located is Orange County.

ARTICLE V

This corporation is authorized to issue only one class of shares of stock; the total number of said shares shall be two hundred (200), of the aggregate par value of Two Hundred Thousand Dollars ($200,000.00), and of the par value of One Thousand Dollars ($1,000.00) per share.

ARTICLE VI

The number of directors of the corporation shall be five (5). The names and addresses of the persons who are appointed to act as the first directors of this corporation are:

Vera H. Reilly	[Redacted]

A. Gordon Satterla, Jr.	[Redacted]

Laurence L. Langstaff	[Redacted]

A. Jack Moodie	[Redacted]

Lester J. Yocum	[Redacted]

ARTICLE VII

All other provisions for the regulation of the affairs of the corporation shall be as specified in the By-Laws of the corporation from time to time.

IN WITNESS WHEREOF, for the purposes of forming this corporation under the laws of the State of California, the undersigned, constituting the incorporators of this corporation and the first directors thereof, have executed these Articles this 27th day of January, 1961.

/s/ Vera H. Reilly
Vera H. Reilly

/s/ A. Gordon Satterla, Jr.
A. Gordon Satterla, Jr.

/s/ Laurence L. Langstaff
Laurence L. Langstaff

/s/ A. Jack Moodie
A. Jack Moodie

/s/ Lester J. Yocum
Lester J. Yocum

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION OF

HONETREAT COMPANY

A California Corporation

A. GORDON SATTERLA, JR., and JUNE A. PRICE, certify that:

1. They are the president and secretary, respectively, of HONETREAT COMPANY, a California Corporation.

2. The following amendment to the articles of incorporation of the corporation has been approved by the Board of Directors and Shareholders of the Corporation:

“ARTICLE V

“This corporation is authorized to issue only one class of shares of stock; the total number of said shares shall be 20,000, of the aggregate par value of $200,000.00, and of the par value of $10.00 per share. Upon the effective date hereof, each outstanding share of stock with a par value of $1,000.00 per share is hereby reclassified and reconstituted as 100 shares of stock with a par value of $10.00 per share.”

3. The amendment was approved by the required vote of shareholders in accordance with Section 902 of the California Corporations Code. The total number of outstanding shares entitled to vote with respect to the amendment was 100, the favorable vote of a majority of such shares is required to approve the amendment, and the number of such shares voting in favor of the amendment exceeded the required vote.

Executed at Brea, California, this 8th day of May, 1980.

/s/ A. Gordon Satterla, Jr.
A. Gordon Satterla, Jr., President

/s/ June A. Price
June A. Price, Secretary

AGREEMENT OF MERGER

This Agreement of Merger is entered into between HONETREAT COMPANY (Survivor), a California Corporation, and G & L SUPPLY CO., INC. (Disappearing), a New Mexico Corporation, the constituent corporations in this merger.

A. The issued and outstanding stock of Disappearing consists of 12,500 common shares.

B. The issued and outstanding stock of Survivor consists of 4,400 common shares.

C. The parties intend by this agreement to set forth the terms and conditions of “Reorganization” under Section 368(a)(1)(A) of the Internal Revenue Code of 1954, as amended.

Therefore, the parties agree as follows:

(1) Survivor and Disappearing agree that Survivor and Disappearing shall, on the effective date of the merger stated in this agreement, be merged into a single corporation, Survivor, and that the terms and conditions of the merger are as stated in this agreement. On the effective date of the merger, the separate existence of Disappearing shall cease, and Survivor, as the surviving corporation, shall succeed, without other transfer, to all the rights and property of Disappearing, and shall be subject to all of the debts and liabilities of Disappearing in the same manner as if Survivor had itself incurred them.

(2) The Articles of Incorporation of Survivor in effect on the effective date of the merger shall continue in effect until altered or amended as provided by this agreement or by law. The Bylaws of Survivor shall not be altered by this agreement. The officers and Board of Directors of Survivor shall not be altered by this agreement.

(3) The shares of Survivor outstanding on the effective date shall not be changed or converted as a result of the merger, but shall remain outstanding as shares of Survivor. On the effective date, each 23.06273 issued and outstanding common shares of Disappearing shall be converted into one common share of Survivor.

(4) An executed counterpart of this Agreement of Merger and Officer’s Certificates of each of the constituent corporations shall be filed in the Offices of the Secretary of State of the State of California and the State of New Mexico.

(5) No application for permit regarding this merger is being filed with the California Department of Corporations, inasmuch as there are no shareholders of Survivor or Disappearing who have addresses in the State of California; therefore, this merger is exempt (pursuant to Sec. 25103(c) of the Corporations Code) from the requirement of Sec. 25120 of the California Corporations Code.

IN WITNESS WHEREOF, Survivor and Disappearing, as duly authorized by the respective Boards of Directors, have caused this Agreement of Merger to be executed this 30th day of June, 1981.

HONETREAT COMPANY

By	/s/ A. Gordon Satterla, Jr.
President

By	/s/ June A. Price
Secretary

G & L SUPPLY CO., INC.

By	/s/ Laurence L. Langstaff
President

By	/s/ June A. Price
Secretary

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION OF

HONETREAT COMPANY

A California Corporation

A. GORDON SATTERLA, JR., and JUNE A. PRICE, certify that:

1. They are the President and Secretary, respectively, of HONETREAT COMPANY, a California Corporation.

2. The following amendment to the Articles of Incorporation of the corporation has been approved by the Board of Directors and Shareholders of the Corporation:

“ARTICLE V

This corporation is authorized to issue only one class of shares of stock; the total number of said shares shall be 200,000, of the aggregate par value of $200,000.00, and of the par value of $1,00 per share. Upon the effective date hereof, each outstanding share of stock with a par value of $10.00 per share is hereby reclassified and reconstituted as 10 shares of stock with a par value of $1.00 per share,”

3. The amendment was approved by the required vote of shareholders in accordance with Section 902 of the California Corporations Code. The total number of outstanding shares entitled to vote with respect to the amendment was 5299, the favorable vote of a majority of such shares is required to approve the amendment, and the number of such shares voting in favor of the amendment exceeded the required vote.

Executed at Clovis, New Mexico, this 18th day of October, 1983.

/s/ A. Gordon Satterla, Jr.
A. Gordon Satterla, Jr., President

(SEAL)	/s/ June A. Price
June A. Price, Secretary